AMC NETWORKS INC. REPORTS FIRST QUARTER 2023 RESULTS
New York, NY – May 9, 2023: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the first quarter ended March 31, 2023.
Chief Executive Officer Kristin Dolan said: "AMC Networks has always been known for great content that breaks through in popular culture, receives critical acclaim and engages fans. In an environment of shifting consumption, we are committed to making our content available across the entire distribution ecosystem. While we reevaluate the pathways to content monetization, we are strategically reducing costs and streamlining our organization. These efforts contributed to a first quarter with strong margins and increased streaming revenue as we prioritized higher-value subscribers for our streaming portfolio. We remain focused on the overall profitability of the company as we continue to maintain a strong balance sheet, drive free cash flow and maximize shareholder value."
Operational Highlights:
•Announced plans to launch ad-supported version of AMC+ later this year.
•Unveiled Audience+, a powerful new insights and data targeting platform that allows advertising partners to identify and reach viewers across ad-supported distribution platforms.
•Premiered second series in an expanding Anne Rice Immortal Universe, Anne Rice’s Mayfair Witches, which became the #1 freshman basic cable drama for the 22/23 season, the most successful premiere in the history of AMC+ and the most watched single season of any show on the platform. With second seasons of Mayfair Witches and Anne Rice's Interview with the Vampire on the way, announced development of a third series set in the world of the Talamasca.
•Completed production of the first season of TWD: Daryl Dixon and are finishing production on a new The Walking Dead Universe series, which reunites stars Andrew Lincoln and Danai Gurira in an epic story of faith, struggle, love, and reunion.
•Strengthened WE tv’s #1 position on ad-supported cable on Friday nights among A25-54 and strong return to scripted content with the commission of Bev is Boss, a new scripted drama based on the life of prolific career-making hip-hop manager, Deb Antney.
•Debuted【OSHI NO KO】on HIDIVE in April, the #1 series launch in HIDIVE's history.
•Expanded SundanceTV's successful True Crime Story franchise with the renewal of It Couldn’t Happen Here, and the greenlight of two new series – True Crime Story: Citizen Detective and Crimes of Entitlement.
Financial Highlights – First Quarter Ended March 31, 2023:
•Net revenues increased 1% from the prior year to $717 million, largely driven by increased distribution and other revenues partly offset by lower advertising revenues.
•Operating income decreased 1% from the prior year to $173 million; Adjusted Operating Income(1) increased 2% to $216 million, representing a margin of 30%. Adjusted Operating Income benefited from significant cost reduction measures including lower levels of marketing and subscriber acquisition investment.
•Diluted EPS of $2.36; Adjusted EPS(1) of $2.62.
•Streaming subscribers grew 22% from the prior year to 11.5 million subscribers as of March 31, 2023.

Dollars in thousands, except per share amounts	Three Months Ended March 31,
	2023	2022	Change
Net Revenues	$717,447	$712,157	0.7%
Operating Income	$173,304	$174,677	(0.8)%
Adjusted Operating Income	$215,763	$211,184	2.2%

Diluted Earnings Per Share	$2.36	$2.38	(0.8)%
Adjusted Earnings Per Share	$2.62	$2.54	3.1%

Net cash used in operating activities	$(132,519)	$(23,555)	n/m
Free Cash Flow	$(144,017)	$(35,083)	n/m
(1) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results:
(dollars in thousands)

	Three Months Ended March 31,
	2023	2022	Change
Net Revenues:
Domestic Operations	$611,854	$605,543	1.0%
International and Other	108,072	109,851	(1.6)%
Inter-segment Eliminations	(2,479)	(3,237)	23.4%
Total Net Revenues	$717,447	$712,157	0.7%

Operating Income (Loss):
Domestic Operations	$199,488	$198,522	0.5%
International and Other	14,142	17,355	(18.5)%
Corporate / Inter-segment Eliminations	(40,326)	(41,200)	2.1%
Total Operating Income	$173,304	$174,677	(0.8)%

Adjusted Operating Income (Loss):
Domestic Operations	$219,388	$219,219	0.1%
International and Other	21,137	23,012	(8.1)%
Corporate / Inter-segment Eliminations	(24,762)	(31,047)	20.2%
Total Adjusted Operating Income	$215,763	$211,184	2.2%

Domestic Operations
First Quarter Results:
•Domestic Operations' revenues increased 1% from the prior year to $612 million.
◦Distribution and other revenues increased 11% to $451 million.
▪Content licensing revenues increased 69% to $103 million due to the timing and availability of deliveries in the period, including the delivery of the remaining episodes of an AMC Studios produced series to a third party.
▪Subscription revenues grew 1% due to increased streaming revenues, partially offset by declines in the linear subscriber universe.
•Streaming revenues increased 29%, primarily driven by year-over-year streaming subscriber growth and 2022 price increases. Quarter end total streaming subscribers were 11.5 million.
•Affiliate revenues declined 11.7% due to basic subscriber declines and the 3% impact of a strategic non-renewal that occurred at the end of 2022, partly offset by contractual rate increases.
◦Advertising revenues decreased 20% to $161 million due to anticipated linear ratings declines, softness in the advertising market and fewer original programming episodes within the quarter, partly offset by digital and advanced advertising revenue growth.
•Operating income of $199 million was consistent with the prior year.
•Adjusted Operating Income of $219 million, with a margin of 36%, was consistent with the prior year, reflecting increased streaming revenues and lower levels of content and subscriber acquisition investment, partly offset by lower advertising and affiliate revenues.
International and Other
First Quarter Results:
•International and Other revenues decreased 2% from the prior year to $108 million; or an increase of 3% excluding the impact of foreign currency translation.
◦Distribution and other revenues increased 2% to $90 million, primarily due to the timing and nature of productions at 25/7 Media; or an increase of 6% excluding the impact of foreign currency translation.
◦Advertising revenues decreased 17% to $19 million, primarily due to the wind-down of two channels in 2022 and marketplace declines in the U.K.; or a decrease of 10% excluding the impact of foreign currency translation.
•Operating income decreased 19% to $14 million.
•Adjusted Operating Income decreased 8% to $21 million, primarily due to lower revenues at AMCNI and an increase in technical and operating expenses, partly offset by a decrease in selling, general and administrative expenses; or a decrease of 9% excluding the impact of foreign currency translation.
Other Matters
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the quarter ended March 31, 2023, the Company did not repurchase any shares. As of March 31, 2023, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of May 2, 2023, the Company had 32,019,659 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-Q for the period ended March 31, 2023, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 7 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 9 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see page 9 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its first quarter 2023 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is a global entertainment company known for its popular and critically acclaimed content. Its brands include targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and the anime-focused HIDIVE streaming service, in addition to AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films and RLJE Films. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind some of the biggest titles and brands known to a global audience, including The Walking Dead, the Anne Rice catalog and the Agatha Christie library. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues, net	$717,447	$712,157
Operating expenses:
Technical and operating (excluding depreciation and amortization)	326,729	284,237
Selling, general and administrative	185,606	230,653
Depreciation and amortization	25,875	22,590
Restructuring and other related charges	5,933	—
Total operating expenses	544,143	537,480
Operating income	173,304	174,677
Other income (expense):
Interest expense	(37,617)	(30,797)
Interest income	7,916	2,460
Miscellaneous, net	4,589	5,828
Total other expense	(25,112)	(22,509)
Income from operations before income taxes	148,192	152,168
Income tax expense	(36,899)	(41,634)
Net income including noncontrolling interests	111,293	110,534
Net income attributable to noncontrolling interests	(7,683)	(6,346)
Net income attributable to AMC Networks’ stockholders	$103,610	$104,188

Net income per share attributable to AMC Networks’ stockholders:
Basic	$2.37	$2.44
Diluted	$2.36	$2.38

Weighted average common shares:
Basic	43,628	42,780
Diluted	43,837	43,715

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2023
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$199,488	$14,142	$(40,326)	$173,304
Share-based compensation expenses	4,447	839	359	5,645
Depreciation and amortization	11,854	4,771	9,250	25,875
Restructuring and other related charges	818	1,385	3,730	5,933
Cloud computing amortization	5	—	2,225	2,230
Majority owned equity investees AOI	2,776	—	—	2,776
Adjusted operating income (loss)	$219,388	$21,137	$(24,762)	$215,763

	Three Months Ended March 31, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$198,522	$17,355	$(41,200)	$174,677
Share-based compensation expenses	3,673	754	3,702	8,129
Depreciation and amortization	12,136	4,903	5,551	22,590
Cloud computing amortization	7	—	900	907
Majority owned equity investees AOI	4,881	—	—	4,881
Adjusted operating income (loss)	$219,219	$23,012	$(31,047)	$211,184

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Capitalization	March 31, 2023
Cash and cash equivalents	$763,932

Credit facility debt (a)	$632,813
Senior notes (a)	2,200,000
Total debt	$2,832,813

Net debt	$2,068,881

Finance leases	22,273
Net debt and finance leases	$2,091,154

	Twelve Months Ended March 31, 2023
Operating Income (GAAP)	$85,543
Share-based compensation expense	27,502
Depreciation and amortization	110,512
Restructuring and other related charges	454,899
Impairment and other charges	40,717
Cloud computing amortization	8,665
Majority owned equity investees	15,143
Adjusted Operating Income (Non-GAAP)	$742,981

Leverage ratio (b)	2.8	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended March 31, 2023. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Free Cash Flow (1) (2)	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(132,519)	$(23,555)
Less: capital expenditures	(11,498)	(11,528)
Free Cash Flow	$(144,017)	$(35,083)

Supplemental Cash Flow Information	Three Months Ended March 31,
	2023	2022
Restructuring initiatives (3)	$(56,886)	$—
Distributions to noncontrolling interests	(11,502)	(1,565)
(1) Beginning with the first quarter of 2023, we adjusted our free cash flow definition to exclude distributions to non-controlling interests which are discretionary in nature. Prior period amounts have been adjusted to conform to the current period presentation.
(2) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements, and programming write-offs) that affect period-to-period comparability.
(3) Restructuring initiatives includes cash payments of $41.0 million for content impairments and other exit costs and $15.9 million for severance and employee-related costs.

Adjusted Earnings Per Share
	Three Months Ended March 31, 2023
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$148,192	$(36,899)	$(7,683)	$103,610	$2.36
Adjustments:
Amortization of acquisition-related intangible assets	10,418	(2,071)	(1,705)	6,642	0.15
Restructuring and other related charges	5,933	(1,344)	(114)	4,475	0.11
Impairment and other charges	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$164,543	$(40,314)	$(9,502)	$114,727	$2.62

	Three Months Ended March 31, 2022
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$152,168	$(41,634)	$(6,346)	$104,188	$2.38
Adjustments:
Amortization of acquisition-related intangible assets	10,564	(2,087)	(1,680)	6,797	0.16
Restructuring and other related charges	—	—	—	—	—
Impairment and other charges	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$162,732	$(43,721)	$(8,026)	$110,985	$2.54